Exhibit 99.1

Rally Software Announces First Quarter Fiscal 2014 Financial Results

•      Subscription and support revenue increased 40%

•                  Total revenue increased to a record $16.0 million

•                  Deferred revenue increased to $40.0 million

•                  Company expects fiscal year 2014 revenue growth of 25-29%

BOULDER, CO., June 6, 2013 /PRNewswire — Rally Software (NYSE: RALY), a leading global provider of cloud-based solutions for managing Agile software development, today announced financial results for its first quarter of fiscal 2014 ended April 30, 2013.

For the first quarter, subscription and support revenue increased 40% over the same period one year ago to $13.4 million. Rally reported total revenue of $16.0 million, an increase of 24% over the same period one year ago.

GAAP gross margin for the quarter was 78% as compared to 79% from the same period one year ago. Excluding stock-based compensation and amortization of acquired intangible assets, non-GAAP gross margin for the quarter was 79%, unchanged from the same period one year ago.

The company sold more than 15,000 seats in the quarter, bringing total paid seat count to more than 184,000.

Rally generated $1.4 million in cash flow from operating activities, and raised $89.8 million in proceeds from its initial public offering, net of underwriting discounts and commissions, during the quarter. Cash and cash equivalents at April 30, 2013 were $103.6 million. Deferred revenue increased 44% from $27.7 million in the same period one year ago to $40.0 million.

“We are delighted to report record results for our first quarter as a public company,” commented Tim Miller, Chairman and CEO of Rally. “As our financials demonstrate, we experienced good momentum across the business and had notable new customer wins in many key industries and geographies. These new customers include a major healthcare provider in the U.S., banks in North America and Europe, and a large retailer in the UK and Europe. In addition, we were successful at expanding engagements with existing customers, including a major Internet search provider that increased its seat count by 200% in the quarter. The number of new companies developing their businesses based on Agile and Rally from inception is not only driving our revenue in the near term, but makes us highly optimistic about our continued success well into the future.”

GAAP net loss for the first quarter of fiscal 2014 was $(5.8) million, or $(0.98) per basic and diluted share, based on 5.9 million weighted average shares of common stock outstanding. This compares to a net loss of $(1.7) million, or $(0.86) per basic and diluted share, based on 2.0 million weighted average shares of common stock outstanding in the same period one year ago. The increase in GAAP net loss and net loss per share was primarily related to the company’s continued investment to drive future growth of the business.

The company reported a non-GAAP net loss of $(5.1) million, or $(0.86) per basic and diluted share, as compared to a net loss of $(1.5) million, or $(0.75) per basic and diluted share, in the prior year’s first quarter, excluding $0.7 million in stock-based compensation and amortization of acquired intangible assets in the first quarter of fiscal 2014, and $0.2 million in stock-based compensation and amortization of acquired intangible assets in the first quarter of fiscal 2013. A reconciliation of GAAP to non-GAAP financial measures can be found in the accompanying table to this press release.

Business Outlook

As of June 6, 2013, management is providing its financial outlook as follows:

Second Quarter of Fiscal 2014

•                        Total revenue in the range of $17.25 to $17.75 million, or 27% to 30% growth over the prior year’s second quarter.

•                        GAAP net loss per basic and diluted share of approximately $(0.24) to $(0.22), based on 24.0 million weighted average shares of common stock outstanding.

•                        Non-GAAP net loss per basic and diluted share of approximately $(0.21) to $(0.19), based on 24.0 million weighted average shares of common stock outstanding, and excludes $1.4 million in stock-based compensation and amortization of acquired intangible assets.

Fiscal Year 2014

•                        Total revenue in the range of $71.0 to $73.0 million, or 25% to 29% growth over the prior year.

•                        GAAP net loss per basic and diluted share of approximately $(1.24) to $(1.21), based on 19.6 million weighted average shares of common stock outstanding.

•                        Non-GAAP net loss per basic and diluted share of approximately $(1.04) to $(1.01), based on 19.6 million weighted average shares of common stock outstanding, and excludes $5.1 million in stock-based compensation and amortization of acquired intangible assets.

Conference Call Today June 6, 2013

Rally will host a conference call and live webcast to discuss the financial results at 3:00 p.m. Mountain Time, 5:00 p.m. Eastern Time, today, Thursday, June 6, 2013. The conference call can be accessed by dialing 1-877-941-1427, or 1-480-629-9664 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations page of the Rally corporate website at www.rallydev.com and beginning approximately two hours after the completion of the call is available for replay until the company’s conference call to discuss its financial results for its second quarter of fiscal 2014. An audio replay of the call will also be available to all interested parties beginning at approximately 6:00 p.m. Mountain Time, 8:00 p.m. Eastern Time, on Thursday, June 6, 2013 until 12:59 a.m. Mountain Time, 2:59 a.m. Eastern Time, on Thursday, June 13, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4619665#.

About Rally

Rally Software is a leading global provider of cloud-based solutions for managing Agile software development. The Rally Agile application lifecycle management (ALM) platform transforms the way organizations manage the software development lifecycle by closely aligning software development and strategic business objectives, facilitating collaboration, increasing transparency and automating manual processes. Companies use Rally to accelerate the pace of innovation, improve productivity and more effectively adapt to rapidly changing customer needs and competitive dynamics.

Rally and the Rally logo are the property of Rally. Trade names, trademarks and service marks of other companies are the property of their respective holders.

Non-GAAP Financial Measures

To supplement Rally’s condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the company has provided certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP results for gross profit and gross margin, net loss and basic and diluted net loss per share, which are in addition to, and, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Rally’s non-GAAP financial measures exclude stock-based compensation expense and amortization of acquired intangible assets. Management believes the presentation of operating results excluding stock-based compensation expense and the amortization of acquired intangible assets provides useful supplemental information to investors and facilitates the analysis of Rally’s core operating results and comparison of operating results across reporting periods and is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying table to this press release.

Forward-looking Statements

This press release contains forward-looking statements, including statements regarding Rally’s future financial performance, market growth, the demand for Rally’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Rally’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Rally’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Rally disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Rally’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in such forward-looking statements include, but are not limited to, the growth of demand for Agile software development, Rally’s ability to expand its relationships with existing customers, Rally’s ability to attract and retain customers,  the mix of perpetual license and subscription revenue, competitive factors, including but not limited to pricing pressures, industry consolidation, and entry of new competitors and new products, Rally’s ability to manage growth effectively, Rally’s ability to maintain, protect and enhance its brand and intellectual property, general economic and financial conditions, and other risks and uncertainties. Further information on risk factors that could cause actual results to differ materially from forecasted results is included in Rally’s reports filed with the SEC, including its prospectus dated April 11, 2013 and filed with the SEC on April 12, 2013.

Investor Relations contact:
The Blueshirt Group
Erica Abrams
415-217-5864

Erica@blueshirtgroup.com

Rally Software Development Corp.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	April 30,	January 31,
	2013	2013
ASSETS

Current assets:
Cash and cash equivalents	$103,647	$17,609
Accounts receivable, net	11,743	16,318
Other receivables	40	288
Prepaid expenses and other current assets	3,201	1,912
Total current assets	118,631	36,127

Property and equipment, net	7,582	4,156
Goodwill	2,282	—
Other assets	388	1,572

Total assets	$128,883	$41,855

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$3,345	$1,945
Accrued liabilities	3,341	3,062
Deferred revenue	34,926	32,984
Other current liabilities	535	727
Total current liabilities	42,147	38,718

Deferred revenue, net of current portion	5,058	5,206
Deferred rent expense, net of current portion	929	939
Warrants for redeemable convertible preferred stock, at estimated fair value	—	1,604

Total liabilities	48,134	46,467

Redeemable convertible preferred stock	—	68,410

Stockholders’ equity (deficit):
Common stock	3	1
Additional paid-in capital	162,071	2,503
Accumulated deficit	(81,319)	(75,529)
Accumulated other comprehensive loss	(6)	3
Total stockholders’ equity (deficit)	80,749	(73,022)

Total liabilities and stockholders equity (deficit)	$128,883	$41,855

Rally Software Development Corp.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 30,
	2013	2012
Revenue:
Subscription and support	$13,373	$9,530
Perpetual license	629	1,611
Total product revenue	14,002	11,141

Professional services	2,047	1,837

Total revenue	16,049	12,978

Cost of revenue (1) (2):
Product	1,684	1,153
Professional services	1,873	1,586
Total cost of revenue	3,557	2,739

Gross profit	12,492	10,239

Operating expenses (1):
Sales and marketing	8,835	7,005
Research and development	5,079	3,041
General and administrative	3,854	2,302
Sublease termination income	—	(839)
Total operating expenses	17,768	11,509

Loss from operations	(5,276)	(1,270)

Other income (expense):
Interest and other income	13	2
Interest expense	(462)	(438)
Loss on foreign currency transactions and other gain (loss)	(19)	(15)

Loss before provision for income taxes	(5,744)	(1,721)
Provision for income taxes	(46)	—
Net loss	$(5,790)	$(1,721)

Net loss per share attributable to common stockholders, basic and diluted	$(0.98)	$(0.86)

Weighted average common shares outstanding, basic and diluted	5,904	1,991

(1) Includes stock-based compensation expense as follows:

	Three Months Ended
	April 30,
	2013	2012
Cost of product revenue	$66	$3
Cost of professional services revenue	19	4
Sales and marketing	105	37
Research and development	224	27
General and administrative	170	118

	$584	$189

(2) Includes amortization expense of acquired intangible assets as follows:

Cost of product revenue	$148	$25

Rally Software Development Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	April 30,
	2013	2012
Cash flow from operating activities:
Net loss	$(5,790)	$(1,721)

Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	638	441
Noncash stock-based compensation expense	584	189
Noncash interest expense	462	438
Noncash sublease termination income	—	(839)
Changes in operating assets and liabilities:
Accounts receivable	4,575	56
Other receivables	251	(40)
Prepaid and other current assets	(1,264)	(529)
Other assets	(61)	(30)
Accounts payable and accrued expenses	370	(122)
Deferred revenue	1,793	2,606
Other current liabilities	(192)	(313)
Deferred rent expense, net of current portion	(9)	1,170

Net cash provided by operating activities	1,357	1,306

Cash flow from investing activities:
Purchase of property and equipment	(2,142)	(252)
Proceeds from sale of property and equipment	—	5
Purchase of Flowdock Oy, net of cash received	(2,857)	—

Net cash (used) in investing activities	(4,999)	(247)

Cash flow from financing activities:
Proceeds from exercise of common stock options	261	21
Proceeds from initial public offering, net of underwriting discounts and commissions	89,838	—
Deferred offering costs	(419)	—
Payments on capital lease liabilities	—	(11)

Net cash provided by financing activities	89,680	10

Net increase in cash and cash equivalents during period	86,038	1,069

Cash and cash equivalents at beginning of period	17,609	19,452
Cash and cash equivalents at end of period	$103,647	$20,521

Rally Software Development Corp.

Statement of Operations GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 30, 2013			April 30, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue:
Subscription and support	$13,373	$—	$13,373	$9,530	$—	$9,530
Perpetual license	629	—	629	1,611	—	1,611
Total product revenue	14,002	—	14,002	11,141	—	11,141

Professional services	2,047	—	2,047	1,837	—	1,837

Total revenue	16,049	—	16,049	12,978	—	12,978

Cost of revenue (1)(2):
Product	1,684	(214)	1,470	1,153	(28)	1,125
Professional services	1,873	(19)	1,854	1,586	(4)	1,582
Total cost of revenue	3,557	(233)	3,324	2,739	(32)	2,707

Gross profit	12,492	233	12,725	10,239	32	10,271

Operating expenses (1):
Sales and marketing	8,835	(105)	8,730	7,005	(37)	6,968
Research and development	5,079	(224)	4,855	3,041	(27)	3,014
General and administrative	3,854	(170)	3,684	2,302	(118)	2,184
Sublease termination income	—	—		(839)	—	(839)
Total operating expenses	17,768	(499)	17,269	11,509	(182)	11,327

Loss from operations	(5,276)	732	(4,544)	(1,270)	214	(1,056)

Other income (expense):
Interest and other income	13	—	13	2	—	2
Interest expense	(462)	—	(462)	(438)	—	(438)
Loss on foreign currency transactions and other gain (loss)	(19)	—	(19)	(15)	—	(15)

Loss before provision for income taxes	(5,744)	732	(5,012)	(1,721)	214	(1,507)
Provision for income taxes	(46)	—	(46)	—	—	—
Net loss	$(5,790)	$732	$(5,058)	$(1,721)	$214	$(1,507)

Net loss per share attributable to common stockholders, basic and diluted	$(0.98)	$0.12	$(0.86)	$(0.86)	$0.11	$(0.75)

Weighted average common shares outstanding, basic and diluted	5,904		5,904	1,991		1,991

(1) Adjustments include  stock-based compensation expense

(2) Adjustment includes amortization expense of acquired intangible assets